UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 12, 2019, Inpixon (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc (“Ladenburg”) and Maxim Group LLC (“Maxim”), as representatives for the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters severally agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, an aggregate of (i) 6,497,410 authorized but unissued shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) 2,997 authorized but unissued shares of the Company’s Series 6 Convertible Preferred Stock (the “Series 6 Preferred”), stated value $1,000 per share, convertible into shares of Common Stock and having the relative rights, preferences and limitations set forth the Certificate of Designation of Preferences, Rights and Limitations of Series 6 Convertible Preferred Stock (the “Series 6 Preferred Certificate of Designation”), and (iii) Series A warrants to purchase up to an aggregate of 17,297,410 shares of Common Stock. The shares of Common Stock, shares of Series 6 Preferred and the Series A warrants are immediately separable and will be issued separately in the Offering.

Each Series A warrant will have an exercise price per share of $0.2775 (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series A warrants, the holder may exercise the Series A warrants on a cashless basis. In addition, the Series A warrants also provide that, on the earlier of the date that is 30 days after the public announcement of the pricing of the Offering or the date on which a total of more than 60,000,000 shares (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications) of Common Stock have traded since the public announcement of the pricing of the Offering, the Series A warrants may be exercised at the option of the holder on a cashless basis, in whole or in part, for all of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of the Common Stock is lower than three times the then applicable exercise price per share.

The Series 6 Preferred will be non-voting (except to the extent required by law) and convertible into the number of shares of Common Stock determined by dividing the aggregate stated value of the Series 6 Preferred of $1,000 per share to be converted by $0.2775 (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications).

In addition, certain institutional investors in the Offering have entered into leak-out agreements with the Company (each, a “Leak-Out Agreement” and collectively, the “Leak-Out Agreements”) wherein, each investor who is party to a Leak-Out Agreement (together with certain of its affiliates) has agreed to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day from the public announcement of the pricing of the Offering and ending at 4:00 pm (New York City time) on the earlier of (i) the date that is seventy-five (75) days after the pricing announcement and (ii) the date on which a total of more than 60,000,000 shares of Common Stock (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications) have traded since the pricing announcement, shares of Common Stock purchased in the Offering, including the shares of Common Stock issuable upon exercise of the Series A warrants and conversion of the Series 6 Preferred, to the extent applicable, in an amount more than a specified percentage of the trading volume of the Common Stock on the principal trading market, subject to certain exceptions. This restriction will not apply to any actual “long” (as defined in Regulation SHO promulgated under the Exchange Act) sales by such investor (together with certain of its affiliates) at or above a certain price or to any actual “long” sales of shares of Common Stock purchased in open market transactions by such investor (together with certain of its affiliates) during the restricted period. Further, this restriction will not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a Leak-Out Agreement. After such sale or transfer, future sales of the securities covered by the Leak-Out Agreement by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the Leak-Out Agreement.

The Company expects to receive approximately $4.8 million in gross proceeds from the Offering, before underwriting discounts and estimated offering expenses payable by the Company. After deducting the underwriting discounts and offering expenses, the Company expects the net proceeds from the Offering will be approximately $4.0 million.

The Company expects the Offering to close on or about August 15, 2019, subject to the satisfaction of customary closing conditions.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-232448), which was declared effective by the Securities and Exchange Commission on August 12, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The description of the Underwriting Agreement, Series 6 Preferred Certificate of Designation, the Series A warrants and the Leak-Out Agreements is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, Series 6 Preferred Certificate of Designation, the form of Series A warrant and the form of Leak-Out Agreement, copies of which are filed herewith as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, and which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2019, the Company filed the Series 6 Preferred Certificate of Designation with the Secretary of State of Nevada, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series 6 Preferred with a stated value of $1,000 and convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by $0.2775. The Series 6 Preferred Certificate of Designation became effective with the Secretary of the State of Nevada upon filing. The description of the Series 6 Preferred Certificate of Designation is qualified in its entirety by the full text of the Series 6 Preferred Certificate of Designation, a copy of which is filed herewith as Exhibit 4.1, and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 13, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that Inpixon will satisfy those conditions .While Inpixon believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Inpixon’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to Inpixon’s filings with the U.S. Securities Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements. Inpixon assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of August 12, 2019, by and between Inpixon, Ladenburg and Maxim as the Representatives of the several Underwriters named therein.

4.1	Series 6 Preferred Certificate of Designation, effective as of August 13, 2019.

4.2	Form of Series A warrants.

10.1	Form of Leak-Out Agreement.

99.1	Press Release issued on August 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: August 14, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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